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                                  DIRECTAMERICA

                               EMPLOYEE BONUS PLAN


                  1. Purpose. The purpose of the DirectAmerica Employee Bonus

Plan (the "Plan") is to provide additional incentive to certain of the key officers and employees of DirectAmerica Corporation ("DirectAmerica"), a wholly-owned subsidiary of National Media Corporation ("National Media") to

improve the performance and earnings of DirectAmerica. The Plan provides for the award of bonuses to those key officers and employees who make substantial contributions to DirectAmerica by their loyalty, industry, and invention.

National Media and DirectAmerica intend for the Plan to facilitate securing,

retaining and motivating certain key officers and employees of DirectAmerica.


                  2. Administration. The Plan shall be administered by an the members of the Board of Directors of DirectAmerica who are not eligible to participate in the Plan (the "Administrator"). All interpretations of this Plan shall be made by the Administrator, whose determination shall be final and binding with respect to all matters hereunder.


                  3. Eligibility to Receive Awards. Persons eligible to receive awards under the Plan shall be limited to those key officers and employees of

DirectAmerica set forth on Schedule A attached hereto and made a part hereof, as such list shall be amended from time to time by the Administrator based, in part, on the suggestions of the executive management of DirectAmerica (the

"Participants"). All awards payable hereunder shall be allocated among the

Participants then entitled to receive awards hereunder pro rata in accordance with the relative Percentage Interests of such Participants as set forth on

Schedule A hereto. Schedule A may contain different Participants with different

Percentage Interests for each Bonus Pool (as defined below).


                  4. Bonus Pools under the Plan. For each of the first three (3)

twelve (12) consecutive calendar month periods following the date hereof (the

"Effective Time"), separate bonus subpools shall be created as follows (the

"First, Second and Third Bonus Pools" and collectively, the "Bonus Pools"):
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                  (a) The amount of the First Bonus Pool shall be calculated to equal a percentage of the dollar value of (i) direct infomercial sales and (ii)

back-end royalties earned by National Media for home shopping, retail and other non-television channels of distribution, relating to products as to which infomercials are produced by DirectAmerica in the first twelve (12) months following the Effective Time (the "First Pool Sales") in accordance with the table set forth at the end of this Section 4(a). Only First Pool Sales recognized in the thirty six (36) month period immediately following the

Effective Time, shall be included in the calculation of the amount of the First

Bonus Pool.


First Pool Sales                                    Applicable Percentage
----------------                                    ---------------------

$0 - $99,999,999.99 (Trigger level)      x                   0%
$100,000,000 - $149,999,999.99           x                   1%
$150,000,000 - $199,999,999.99           x                   1.5%
$200,000,000 - $249,999,999.99           x                   2%
$250,000,000 - Over                      x                   0%


         (b) The amount of the Second Bonus Pool shall be calculated to equal a percentage of the dollar value of (i) direct infomercial sales and (ii) back-end royalties earned by National Media for home shopping, retail and other non-television channels of distribution, relating to products as to which infomercials are produced by DirectAmerica in the twelve (12) month period immediately following the twelve (12) month anniversary of the Effective Time

(the "Second Pool Sales") in accordance with the table set forth at the end of this Section 4(b). Only Second Pool Sales recognized in the thirty six (36)

month period immediately following the twelve (12) month anniversary of the

Effective Time shall be included in the calculation of the amount of the Second

Bonus Pool.

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Second Pool Sales                                   Applicable Percentage
-----------------                                   ---------------------

$0 - $124,999,999.99 (Trigger level)     x                   0%
$125,000,000 - $199,999,999.99           x                   1%
$200,000,000 - $249,999,999.99           x                   1.5%
$250,000,000 - $299,999,999.99           x                   2%
$300,000,000 - Over                      x                   0%


         (c) The amount of the Third Bonus Pool shall be calculated to equal a percentage of the dollar value of (i) direct infomercial sales and (ii) back-end royalties earned by National Media for home shopping, retail and other non-television channels of distribution, relating to products as to which infomercials are produced by DirectAmerica in the twelve (12) month period immediately following the twenty four (24) month anniversary of the Effective

Time (the "Third Pool Sales") in accordance with the table set forth at the end of this Section 4(c). Only Third Pool Sales recognized in the thirty six (36)

month period immediately following the twenty four (24) month anniversary of the

Effective Time shall be included in the calculation of the amount of Third Bonus

Pool.


Third Pool Sales                                    Applicable Percentage
----------------                                    ---------------------

$0 - $149,999,999.99 (Trigger  level)    x                   0%
$150,000,000 - $249,999,999.99           x                   1%
$250,000,000 - $299,999,999.99           x                   1.5%
$300,000,000 - $349,999,999.99           x                   2%
$350,000,000 - Over                      x                   0%


         (d) For purposes of the calculations required by subparagraphs (a)-(c)

of this Section 4, (i) the dollar value of direct infomercial sales shall be based on the price paid by consumers, (ii) the dollar value of home shopping,

retail and other non-television royalties shall be based on the royalties actually received by National Media, (iii) all calculations of sales and royalties shall be made based on sales and royalties net of returns, chargebacks and customary bad debt allowances, (iv) only sales of National Media products


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for which Direct America produces an infomercial subsequent to the Effective

Time shall be utilized to calculate the amounts of the First, Second and Third

Bonus Pools and (v) no amount shall be included in either the First, Second or

Third Bonus Pool on account of any product for which the aggregate direct infomercial sales and home shopping, retail and other non-television royalties in the period for which such Bonus Pool is calculated is less than $10 million.

For purposes of the Plan, an infomercial shall be deemed to have been "produced"

in a particular period if the infomercial is first broadcast in such period.


                  5. Payment of Awards. Awards under this Plan shall be payable to the Participants on a quarterly basis once the Trigger Level of sales in a particular pool has been reached.


                     Unless otherwise determined by the Administrator or

otherwise provided in a contract between a Participant and DirectAmerica, in the event that a Participant ceases to be a full-time officer or employee of

DirectAmerica for any reason, such Participant's right to receive an award hereunder shall terminate at the time of the termination of the Participant's employment.


                     Any award which is the subject hereof is not transferable

by a Participant other than by will or the laws of descent and distribution or by such other means as the Administrator may approve.


                  6. No Right to Continued Employment. Nothing in the Plan shall confer upon any Participant the right to continue in the employment of

DirectAmerica or affect any right which DirectAmerica may have to terminate the employment of such Participant.


                  7. Withholding. DirectAmerica is hereby authorized to withhold from any award hereunder, or from any compensation or other amount owing to a

Participant, the amount of any applicable withholding taxes in respect of an award, and to take such other action as may be necessary in the opinion of

DirectAmerica or National Media to satisfy all obligations for the payment of such taxes.


                  8. Amendment. The Administrator may amend the Plan at any time or extend the term of the Plan provided that any modification or amendment of the Plan, the result of which would be materially adverse to a Participant or

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Participants in the Plan, shall not be effective without the prior written consent of such Participant or Participants and any such modification or amendment shall not affect any Participant's rights under an award previously granted.


                  9. Effect on Other Rights, Benefits and Plans. Participation

in this Plan does not supersede and is not in lieu of the Participant's right to participate in any other benefit or incentive plan of DirectAmerica or National

Media, or the Participant's right to receive any bonus or incentive compensation payment of any kind or nature. Any awards made pursuant to this Plan shall not be used in determining the benefits provided the Participant under any of the plans listed in the preceding sentence.


                  10. Duration of the Plan. The Plan shall remain in effect for such period of time as determined by the Board of Directors of National Media but in no event shall this Plan be terminated prior to the fifth anniversary of the Effective Time without the prior consent of all Participants then eligible to receive awards hereunder.


Adopted as of October 24, 1995
by the Boards of Directors
of DirectAmerica Corporation and
National Media Corporation


                                       NATIONAL MEDIA CORPORATION


                                       By:  /s/ Mark P. Hershhorn
                                            -----------------------------------
                                            Name: Mark P. Hershhorn
                                            Title: President and Chief Executive
                                                   Officer


                                       DIRECTAMERICA CORPORATION


                                       By: /s/ Mark P. Hershhorn
                                           ------------------------------------
                                           Name: Mark P. Hershhorn
                                           Title: President

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